Ropes & Gray
                             One International Place
                          Boston, Massachusetts 02110
                                 (617) 951-7000
                              FAX: (617) 951-7000


                                                     January 29, 1997




PIMCO Funds: Multi-Manager Series
(formerly PIMCO Funds: Equity Advisors Series)
840 Newport Center Drive
Suite 360
Newport Beach, CA  92660

Ladies and Gentlemen:

         We hereby consent to the filing as exhibits to your Registration Statement on Form N-14 (File No. 333-12869) of our two opinions, each dated January 17, 1997 and each addressed to you, as to certain tax matters related to the transactions carried out pursuant to such Registration Statement.

                                                     Very truly yours,

                                                     /s/Ropes & Gray

                                                     Ropes & Gray



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